FOR IMMEDIATE RELEASE
For More Information:
Ronald L. Thigpen                       John Marsh
Executive Vice President and COO        President
Southeastern Bank Financial Corp.       Marsh Communications LLC
706-481-1014                            770-458-7553


                   Southeastern Bank Financial Corp. Reports
                      Positive Third Quarter 2009 Earnings

AUGUSTA, Ga., Oct. 30, 2009 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T), today reported quarterly net income of $740,000, or $0.11 in diluted earnings per share, for the three months ended Sept. 30, 2009, compared to net income of $1.9 million, or $0.31 in diluted earnings per share, in the third quarter of 2008.

"Overall, it was a relatively positive quarter as we grew income and earnings over the second quarter of 2009," said R. Daniel Blanton, president and chief executive officer. "Our core bank continued to perform well, with gains in net interest income and noninterest income over last year, giving us the ability to increase our provision for loan losses while maintaining positive earnings. Of particular note from the third quarter is the fact that our Aiken, SC subsidiary, SB&T, which only began operations three years ago in September, has grown to $165 million in total assets and achieved operating profitability during the quarter. This is a remarkable achievement in this difficult economy."

At Sept. 30, 2009, total assets for the company were $1.5 billion, an increase of $64.8 million, or 4.6 percent, from Dec. 31, 2008.

Loans outstanding at the end of the third quarter of 2009 were $983.9 million, compared to $1.0 billion at Dec. 31, 2008. Total deposits at Sept. 30, 2009, were $1.3 billion, a 10.5 percent increase from $1.1 billion at Dec. 31, 2008. The company strengthened its


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liquidity  position by increasing cash and cash equivalents to $99.5 million, up from  $37.8  million  at  Dec.  31,  2008,  an  increase  of  163.5  percent.

Net interest income for the third quarter of 2009 was $10.8 million, an increase of $1.1 million, or 11.1 percent, from the same period a year ago. Noninterest income for the third quarter increased 8.4 percent to $4.8 million, from $4.4 million in the third quarter of 2008, as a result of solid gains in mortgage income and retail investment income.

Noninterest expense in the third quarter of 2009 increased 9.6 percent to $10.3 million from a year ago, due primarily to costs associated with the significant increase in the FDIC's premium expense and compensation expense associated with the higher levels of mortgage origination.

Nonperforming assets at Sept. 30, 2009, were 3.83 percent of total assets, compared to 3.65 percent at June 30, 2009, and 2.78 percent at Sept. 30, 2008. Net charge-offs for the third quarter of 2009 totaled 0.41 percent of average loans, compared to 0.43 percent in the second quarter of 2009, and 0.31 percent in the third quarter of 2008. The company held $15.6 million in foreclosed property or other real estate owned (OREO) at Sept. 30, 2009, compared to $13.8 million at June 30, 2009, and $377,000 at Sept. 30, 2008.

The provision for loan losses totaled $4.9 million for the third quarter of 2009, an increase of $2.8 million, or 135 percent, from the same period a year ago. This increase resulted in an increase in the allowance for loan losses to $16.8 million, or 1.75 percent of loans outstanding, at Sept. 30, 2009, compared to $14.7 million, or 1.49 percent of loans outstanding, at Dec. 31, 2008.

"We continued to work aggressively to reduce problem assets during the third quarter," said Blanton. "The good news is that our level of non-performing assets remained relatively flat with no further deterioration from the second quarter. That said, we remain cautious given the continued weakness in our real estate markets.

Return on average assets (ROA) was 0.20 percent for the third quarter of 2009, and return on average shareholders' equity (ROE) was 2.84 percent. The company's net interest margin was 3.17 percent, compared to 3.04 percent a year ago and
3.18  percent  at  June  30,  2009.

For the nine months ended Sept. 30, 2009, the company reported net income of $1.4 million, or $0.23 in diluted earnings per share, compared to net income of $6.9 million, or $1.15 in diluted earnings per share, in the same period a year ago.

Net interest income for the first nine months of 2009 was $31.6 million, up 5.3 percent from $30.0 million in the comparable period in 2008. Noninterest income was $15.3 million for the first nine months of 2009, compared to $12.8 million for the same period in 2008, an increase of 19.1 percent. Noninterest expense for the first three quarters of 2009 totaled $30.9 million, compared to $27.6 million for the comparable period in 2008.

"As we have done for the past several quarters, we will remain focused on the reduction of nonperforming assets, enhancing our core banking operations and controlling expenses," said Blanton. "We believe that we are well-positioned in terms of capitalization, liquidity, and resources to manage credit quality as we continue to operate through a challenging banking environment. "

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.5 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                      ###

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

                     SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                    Consolidated Balance Sheets


                                                                  September 30,
                                                                      2009           December 31,
                                    Assets                         (Unaudited)           2008
                                                                 ---------------    ---------------
Cash and due from banks                                          $   74,171,613     $   24,859,620
Federal funds sold                                                    7,300,000          9,780,000
Interest-bearing deposits in other banks                             18,045,990          3,128,043
                                                                 ---------------    ---------------
    Cash and cash equivalents                                        99,517,603         37,767,663

Investment securities
  Available-for-sale                                                313,461,182        299,339,182
  Held-to-maturity, at cost (fair values of $491,263 and
    $697,977, respectively)                                             490,000            689,128

Loans held for sale                                                  20,834,793         18,955,283

Loans                                                               963,015,687        986,830,706
  Less allowance for loan losses                                    (16,825,614)       (14,742,339)
                                                                 ---------------    ---------------
    Loans, net                                                      946,190,073        972,088,367

Premises and equipment, net                                          32,331,348         33,959,975
Accrued interest receivable                                           6,368,877          7,085,348
Bank-owned life insurance                                            23,017,328         17,368,065
Restricted equity securities                                          6,337,700          6,571,485
Other real estate owned                                              15,619,335          5,733,775
Other assets                                                         11,636,802         11,480,316
                                                                 ---------------    ---------------

                                                                 $1,475,805,041     $1,411,038,587
                                                                 ===============    ===============

             Liabilities and Stockholders' Equity

Deposits
  Noninterest-bearing                                            $  116,424,714     $  111,291,359
  Interest-bearing:
    NOW accounts                                                    242,624,437        166,560,715
    Savings                                                         331,408,476        247,249,303
    Money management accounts                                        42,846,309         50,404,031
    Time deposits over $100,000                                     373,029,231        385,439,375
    Other time deposits                                             152,415,705        178,607,605
                                                                 ---------------    ---------------
                                                                  1,258,748,872      1,139,552,388

Federal funds purchased and securities sold under
  repurchase agreements                                                 859,646         62,552,922
Advances from Federal Home Loan Bank                                 77,000,000         84,000,000
Other borrowed funds                                                    600,000                  -
Accrued interest payable and other liabilities                       10,162,838         10,282,777
Subordinated debentures                                              22,946,646         20,000,000
                                                                 ---------------    ---------------

      Total liabilities                                           1,370,318,002      1,316,388,087
                                                                 ---------------    ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 6,672,118 and 5,987,674 shares issued in
    2009 and 2008, respectively; 6,672,118 and
    5,987,674shares outstanding in 2009 and 2008,
    respectively                                                     20,016,354         17,963,022
  Preferred stock, no par value; 10,000,000 shares authorized;
    0 shares outstanding in 2009 and 2008, respectively                       -                  -
  Additional paid-in capital                                         62,305,618         55,188,533
  Retained earnings                                                  22,109,822         21,455,152
  Treasury stock, at cost; 0 shares in 2009 and 2008,
    respectively                                                              -                  -
  Accumulated other comprehensive income, net                         1,055,245             43,793
                                                                 ---------------    ---------------

      Total stockholders' equity                                    105,487,039         94,650,500
                                                                 ---------------    ---------------

                                                                 $1,475,805,041     $1,411,038,587
                                                                 ===============    ===============


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
                       SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                  Consolidated Statements of Income

                                             (Unaudited)

                                                     Three Months Ended         Nine Months Ended
                                                        September 30,              September 30,
                                                 --------------------------  -------------------------
                                                     2009          2008          2009         2008
                                                 ------------  ------------  ------------  -----------
Interest income:
  Loans, including fees                          $14,217,691   $15,003,069   $42,227,664   $46,483,403
  Investment securities                            3,294,625     3,345,109    10,964,112     9,943,439
  Federal funds sold                                  21,904       188,348        62,526       374,903
  Interest-bearing deposits in other banks            67,734         6,879        89,668        18,419
                                                 ------------  ------------  ------------  -----------
      Total interest income                       17,601,954    18,543,405    53,343,970    56,820,164
                                                 ------------  ------------  ------------  -----------

Interest expense:
  Deposits                                         5,658,474     7,496,926    18,468,660    22,539,003
  Federal funds purchased and securities sold
    under repurchase agreements                      114,023       295,465       320,259     1,159,693
  Other borrowings                                 1,008,978     1,009,309     2,927,443     3,071,954
                                                 ------------  ------------  ------------  -----------
      Total interest expense                       6,781,475     8,801,700    21,716,362    26,770,650
                                                 ------------  ------------  ------------  -----------

      Net interest income                         10,820,479     9,741,705    31,627,608    30,049,514

Provision for loan losses                          4,878,571     2,073,254    14,741,487     4,996,275
                                                 ------------  ------------  ------------  -----------

      Net interest income after provision for
        loan losses                                5,941,908     7,668,451    16,886,121    25,053,239
                                                 ------------  ------------  ------------  -----------

Noninterest income:
  Service charges and fees on deposits             1,846,238     1,955,048     5,224,080     5,445,950
  Gain on sales of loans                           1,945,562     1,529,276     6,642,993     4,365,076
  (Loss) gain on sale of fixed assets                    (80)         (931)      (16,229)        6,761
  Investment securities gains, net                   380,512        20,809     1,692,842        88,617
  Other-than-temporary impairment losses
    (less $262,540 and $834,648 for the
    three and nine months ended, respectively,
    recognized in other comprehensive
    income, before taxes)                           (355,925)            -      (974,784)            -
  Retail investment income                           326,434       276,581       853,572       840,915
  Trust service fees                                 267,897       288,332       765,867       872,627
  Increase in cash surrender value of bank-
    owned life insurance                             255,628       189,871       649,263       548,261
  Miscellaneous income                               142,023       178,460       428,351       651,649
                                                 ------------  ------------  ------------  -----------
      Total noninterest income                     4,808,289     4,437,446    15,265,955    12,819,856
                                                 ------------  ------------  ------------  -----------

Noninterest expense:
  Salaries and other personnel expense             5,469,234     5,201,681    16,927,335    15,755,522
  Occupancy expenses                               1,213,009     1,122,107     3,494,500     3,152,672
  Other operating expenses                         3,581,576     3,040,904    10,484,131     8,641,621
                                                 ------------  ------------  ------------  -----------
      Total noninterest expense                   10,263,819     9,364,692    30,905,966    27,549,815
                                                 ------------  ------------  ------------  -----------

      Income before income taxes                     486,378     2,741,205     1,246,110    10,323,280

Income tax (benefit) expense                        (253,376)      865,817      (187,011)    3,405,118
                                                 ------------  ------------  ------------  -----------

      Net income                                 $   739,754   $ 1,875,388   $ 1,433,121   $ 6,918,162
                                                 ===========   ===========   ============  ===========

Basic net income per share                       $      0.11   $      0.31   $      0.23   $      1.16
                                                 ===========   ===========   ============  ===========

Diluted net income per share                     $      0.11   $      0.31   $      0.23   $      1.15
                                                 ===========   ===========   ============  ===========

Weighted average common shares outstanding         6,672,118     5,976,883     6,338,632     5,967,310
                                                 ===========   ===========   ============  ===========

Weighted average number of common and common
  equivalent shares outstanding                    6,672,388     6,018,584     6,344,275     6,010,367
                                                 ===========   ===========   ============  ===========